EX-99.14.b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nomura ETF Trust II of our report dated May 29, 2026, relating to the financial statements and financial highlights of Nomura Smid Cap Core Fund, which appears in Ivy Funds’ Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the heading “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 13, 2026